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                                                                    EXHIBIT 10.7


                      PREFORMED LINE PRODUCTS COMPANY

                  EXECUTIVE LIFE INSURANCE PLAN - SUMMARY

1. The Plan covers certain PLP employees as designated by PLP. Employees may be added to the Plan at the discretion of PLP.

2. The Plan provides a life insurance death benefit to participating employees by means of an individual life insurance policy.

3. The individual policy is issued to replace the PLP group term life insurance in an amount equal to the scheduled amount of group life for which employees are eligible.

4. Additional individual policies may be added periodically or additional amounts of insurance for which employees are eligible may be acquired under the group life plan subject to underwriting approval which may be required by the insurance companies.

5. PLP will pay all premiums on the executive life policies; that portion of the premium that represents the economic value of the current life insurance protection which the employee receives will be taxable as income to the employee according to IRS regulations.

6. The employee will have the right to designate a personal beneficiary of the death proceeds of the policy.

7. PLP will also have an interest in the policy equal to the policy's cash value.

8. If the employee dies while the Plan is in effect, PLP will be entitled to receive its interest from the policy proceeds. The remainder of the policy proceeds will be paid to the beneficiary who has been named in the policy.

9. In the event of disability, the Plan will continue in full force with premiums continuing to be paid by PLP until the employee reaches age sixty-five (65).

10. Upon retirement or other termination of employment or upon termination of the Executive Life Insurance Plan for any reason, PLP may recover its interest in the policy cash values and will transfer the policy to the employee subject to any policy loan or make any other disposition of the policy as may be agreed to between PLP and the employee.